HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS               Member of AICPA Division of Firms
5 Triad Center, Suite 750                  Member of SECPS
Salt Lake City, UT 84180-1128              An Independent Member of
Phone: (801) 532-2200                      Baker Tilly International
Fax: (801) 532-7944
www.hbmcpas.com

                            August 13, 2003

To the United States Securities and Exchange Commission:

Re: Anticline Uranium, Inc.

We have read the statements made by Anticline Uranium, Inc. regarding Hansen, Barnett & Maxwell contained in the Form 8-K dated July 28, 2003 filed August 13, 2003 and agree with those statements.

                         Sincerely,

                         /s/ Hansen, Barnett & Maxwell

                         HANSEN, BARNETT & MAXWELL